Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement on Form S-8 (“Registration Statement”) filed with the Securities and Exchange Commission, of our report dated February 29, 2016 on the consolidated financial statements of HarborOne Bancorp, Inc. as of and for the years ended December 31, 2015 and 2014.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
June 30, 2016